J35-030-064-023-4 (MW)

Item 24.(b)
                                                          Other
Exhibits (a)

                              POWER OF ATTORNEY

     The undersigned hereby constitute and appoint Elizabeth A.
Keeley Marie E. Connolly, Richard W. Ingram, Mark A. Karpe and John E. Pelletier and each of them, with full power to act without the other, his or heretrue and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or here and in his or her name, place stead, in any all capacities (until revoked in writing) to sign any and all amendments to the Registration Statement of Dreyfus Premier State Municipal Bond Fund (including post-effective amendments and amendments thereto), and to file the same , with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, grating unto said attorneys-in-fact and agents, and each of the, fund power and authority to do and perform each and every act and thing ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereto.

/s/Clifford L. Alexander, Jr.                November 7, 1996
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Clifford L. Alexander, Jr.

/s/Peggy C. Davis                            November 7, 1996
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Peggy C. Davis

/s/Joseph S. DiMartino                       November 7, 1996
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Joseph S. DiMartino

/s/Ernst Kafka                               November 7, 1996
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Ernst Kafka

/s/Saul B. Klaman                            November 7, 1996
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Saul B. Klaman

/s/Nathan Leventhal                          November 7, 1996
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Nathan Leventhal